Exhibit 99.1

Misonix Contact:	Investor Relations Contact:
Richard Zaremba	Kevin McGrath / Cameron Associates, Inc.
631-694-9555	212-245-4577
invest@misonix.com	Kevin@cameronassoc.com
MISONIX, INC. ANNOUNCES THE SALE OF SONORA MEDICAL SYSTEMS FOR $8 MILLION
FARMINGDALE, NY — October 5, 2009 — Misonix, Inc. (NASDAQ: MSON), a developer of minimally invasive ultrasonic medical device technology, which in Europe is used for the ablation of tumors and worldwide for other acute health conditions, announced today that substantially all of the assets of its subsidiary, Acoustic Marketing Research, Inc., DBA Sonora Medical Systems, were sold to Medical Imaging Holdings, Inc., for $8 million in cash. With the completion of this transaction, Misonix will have raised more than $15 million from the sale of non-strategic businesses in the past 6 months.
Michael A. McManus, Jr., President & CEO commented, “We are pleased to announce this transaction which will provide the additional capital necessary to be used to accelerate the growth of our expanding therapeutic medical device business. These funds will be used for potential acquisitions of new products that can be sold together with our present products in our existing sales distribution, additional selling capability, product development, the licensing of new technology and general corporate purposes, among other uses. Each of these potential growth opportunities will have to meet our present standard of a product that addresses a multi billion dollar market that is sold through our present salesforce and that can generate high margin sales.
We have unique products and technology, the ability to develop new products internally and our own sales distribution network to enable us to continue to build market share and grow our business. We are excited about the future and the opportunity to grow shareholder value.”
About Misonix:
Misonix, Inc. (NASDAQ: MSON) designs, develops, manufactures and markets therapeutic ultrasonic medical devices and laboratory equipment. Misonix’s therapeutic ultrasonic platform is the basis for several innovative medical technologies. Addressing a combined market estimated to be in excess of $3 billion annually; Misonix’s proprietary ultrasonic medical devices are used for wound debridement, cosmetic surgery, neurosurgery, laparoscopic surgery, and other surgical and medical applications. Additional information is available on the Company’s Web site at www.misonix.com.

About Medical Imaging Holdings, Inc.:
Medical Imaging Holdings, Inc. is a private holding company formed by Galen Partners, a leading healthcare private equity firm, to execute a consolidation of high-potential, technology-enabled companies and assets in the medical imaging market. Through its initial acquisitions and subsequent investment, Medical Imaging Holdings seeks to provide comprehensive imaging solutions to its operating company customers and build the pre-eminent third party service provider for medical imaging equipment across multiple modalities and vendor platforms. The company is headquartered in Golden, Colorado.
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With the exception of historical information contained in this press release, content herein may contain “forward looking statements” that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, risks associated with international sales and currency fluctuations, uncertainties as a result of research and development, acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy, risks involved in introducing and marketing new products, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, the timing of finding strategic partners and implementing such relationships, regulatory risks including approval of pending and/or contemplated 510(k) filings, the ability to achieve and maintain profitability in the Company’s business lines, and other factors discussed in the Company’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims any obligation to update its forward-looking relationships.

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